JAMES E. RAFTERY CPA PC
                             606 North Stapley Drive
                                 Mesa, AZ 85203
                              Phone: (480) 835-1040
                               Fax: (480) 835-8832

EXHIBIT 16.1

May 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

I have read the statements made by Desert Health Products, Inc. (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated March 22, 2004. I agree with the statements concerning my Firm in such Form 8-K/A.

Very truly yours,


/s/ James E. Raftery CPA

James E. Raftery, CPA PC